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                                                                   EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

                  We consent to the incorporation by reference in the Registration Statement (Form S8) pertaining to the Amended and Restated 1997 Long-Term Incentive Plan of SICOR Inc. (formerly Gensia Sicor Inc.) of our report dated February 16, 2000 with respect to the consolidated financial statements of SICOR Inc. (formerly Gensia Sicor Inc.) included in its Annual Report (Form
         10K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                           /s/ Ernst & Young LLP


                                           ERNST & YOUNG LLP

         San Diego, California
         October 11, 2000

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